Exhibit 99.5

HUTCHINSON TECHNOLOGY INCORPORATED

Offer to Exchange 8.50% Senior Secured Notes due 2017 for any and all 3.25% Convertible Subordinated Notes due 2026 (CUSIP No. 448407AF3)	Offer to Purchase up to $49,250,000 of 3.25% Convertible Subordinated Notes due 2026 (CUSIP No. 448407AF3) AND up to $26,666,000 of 8.50% Convertible Senior Notes due 2026 (CUSIP No. 448407AG1)

Pursuant to the Preliminary Prospectus and Offer to Purchase Dated March 12, 2012

THE EXCHANGE OFFER AND THE OUTSTANDING 3.25% NOTES TENDER OFFER (AS DEFINED HEREIN) WILL EXPIRE AT 9:00 A.M., NEW YORK CITY TIME, ON MARCH 19, 2012, WHICH WE REFER TO AS THE “3.25% EXPIRATION DATE,” UNLESS EARLIER TERMINATED OR EXTENDED BY US, AND THE OUTSTANDING 8.50% NOTES TENDER OFFER (AS DEFINED HEREIN) WILL EXPIRE AT 9:00 A.M., NEW YORK CITY TIME, ON MARCH 26, 2012, WHICH WE REFER TO AS THE “8.50% EXPIRATION DATE, ” UNLESS EARLIER TERMINATED OR EXTENDED BY US.

March 12, 2012

To Our Clients:

Enclosed for your consideration is a preliminary prospectus and offer to purchase dated March 12, 2012 (as it may be supplemented from time to time, the “Prospectus”) and the related Outstanding 3.25% Notes Letter of Transmittal and Outstanding 8.50% Notes Letter of Transmittal (collectively, and as any may be supplemented or amended from time to time, the “Letters of Transmittal,” and, together with the Prospectus, the “Offer Documents”) relating to the following offers by Hutchinson Technology Incorporated, a Minnesota corporation (the “Company”): (1) to exchange any and all of its outstanding 3.25% Convertible Subordinated Notes due 2026 (the “Outstanding 3.25% Notes”) held by holders for its 8.50% Senior Secured Second Lien Notes due 2017 (the “New Notes”), in an amount equal to $900 principal amount of New Notes for each $1,000 principal amount of Outstanding 3.25% Notes exchanged (the “Exchange Offer”), (2) to purchase for cash up to $49,250,000 aggregate principal amount of its Outstanding 3.25% Notes, in an amount equal to $800 in cash for each $1,000 principal amount of Outstanding 3.25% Notes tendered (the “Outstanding 3.25% Notes Tender Offer”), and (3) to the extent that proceeds from the Private Placement (as defined in the Prospectus) exceed the amount necessary to fund the Outstanding 3.25% Notes Tender Offer, to apply an amount of cash equal to the lesser of any such excess Private Placement Proceeds and $20.0 million to offer to purchase for cash up to $26,666,000 aggregate principal amount of its 8.50% Convertible Senior Notes due 2026 (the “Outstanding 8.50% Notes”), in an amount equal to $750 in cash for each $1,000 principal amount of Outstanding 8.50% Notes tendered (the “Outstanding 8.50% Notes Tender Offer” and, together with the Exchange Offer and the Outstanding 3.25% Notes Tender Offer, the “Offers”).

We (directly or through our nominee) are the holder of record of Outstanding 3.25% Notes and/or Outstanding 8.50% Notes held by us for your account. A tender of these Outstanding 3.25% Notes and/or Outstanding 8.50% Notes can be made only by us (or our nominee) as the holder of record and pursuant to your instructions. The Letters of Transmittal are furnished to you for your information only and cannot be used by you to tender Outstanding 3.25% Notes and/or Outstanding 8.50% Notes held by us for your account.

We request instructions from you as to whether you wish to have us tender Outstanding 3.25% Notes and/or Outstanding 8.50% Notes on your behalf, upon the terms and subject to the conditions set forth in the Offer Documents.

Your attention is directed to the following:

1. The Exchange Offer relates to any and all of the Outstanding 3.25% Notes, and the Outstanding 3.25% Notes Tender Offer relates to up to $49,250,000 aggregate principal amount of Outstanding 3.25% Notes. There is currently $76,243,000 aggregate principal amount of Outstanding 3.25% Notes outstanding.

2. The Outstanding 8.50% Tender Offer relates to up to $26,666,000 aggregate principal amount of Outstanding 8.50% Notes. There is currently $85,170,000 aggregate principal amount of Outstanding 8.50% Notes outstanding.

3. Each of the Offers is subject to a number of conditions, which may be waived or modified by the Company, in whole or in part, as described in “The Tender/Exchange Offers — Conditions to the Tender/Exchange Offers.”

4. Holders who fail to tender their Outstanding 3.25% Notes and/or Outstanding 8.50% Notes may have reduced liquidity after consummation of the Exchange Offer, Outstanding 3.25% Notes Tender Offer and Outstanding 8.50% Notes Tender Offer. As Outstanding 3.25% Notes and Outstanding 8.50% Notes are tendered and accepted in these offers, the principal amount of remaining Outstanding 3.25% Notes and Outstanding 8.50% Notes will decrease.

5. The Exchange Offer and Outstanding 3.25% Notes Tender Offer expire at 9:00 a.m., New York City time, on the 3.25% Expiration Date, and the Outstanding 8.50% Notes Tender Offer expires at 9:00 a.m., New York City time, on the 8.50% Expiration Date.

If you wish to have us participate in any of these Offers on your behalf, please so instruct us by completing, executing and returning to us the relevant instruction form(s) contained in this letter. Your instructions should be forwarded to us in ample time to permit us to participate in the Offers on your behalf prior to the 3.25% Expiration Date or the 8.50% Expiration Date, as applicable.

The Offers are not being made to (nor will tenders of Outstanding 3.25% Notes and/or Outstanding 8.50% Notes be accepted from or on behalf of) holders of Outstanding 3.25% Notes and/or Outstanding 8.50% Notes in any jurisdiction in which the making or acceptance of the Offers would be unlawful.

Please carefully review the enclosed Offer Documents as you consider the Offers.

Instructions Provided to Registered Holder of Outstanding 3.25% Notes

with Respect to the Exchange Offer and Outstanding 3.25% Notes Tender Offer

The undersigned acknowledge(s) receipt of this letter and the Offer Documents referred to herein relating to the Company’s Exchange Offer and Outstanding 3.25% Notes Tender Offer.

This will instruct you, the registered holder, with respect to tendering in the Exchange Offer and/or Outstanding 3.25% Notes Tender Offer, the Outstanding 3.25% Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Offer Documents. Note: the aggregate amount of Outstanding 3.25% Notes tendered under the Exchange Offer and Outstanding 3.25% Notes Tender Offer may not exceed the total amount of Outstanding 3.25% Notes held by you for the account of the undersigned.

Please tender the Outstanding 3.25% Notes held by you for my account as indicated below:

The aggregate principal, or face, amount at maturity of Outstanding 3.25% Notes held by you for the account of the undersigned is (fill in amount):

$                              of 3.25% Convertible Subordinated Notes due 2026.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER the following Outstanding 3.25% Notes held by you for the account of the undersigned (insert principal, or face, amount at maturity of Outstanding 3.25% Notes to be tendered (if any)) (must be $3,000 or any integral multiple of $1,000 in excess thereof):

$                              of 3.25% Convertible Subordinated Notes due 2026.

By instructing you to tender the amount of Outstanding 3.25% Notes given above, you are authorized to make, on behalf of the undersigned, the representations and warranties contained in the Outstanding 3.25% Letter of Transmittal that are to be made with respect to the undersigned as beneficial owner of the Outstanding 3.25% Notes.

With respect to the Outstanding 3.25% Notes Tender Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER the following Outstanding 3.25% Notes held by you for the account of the undersigned (insert principal, or face, amount at maturity of Outstanding 3.25% Notes to be tendered (if any)) (must be $1,000 or any integral multiple thereof unless tendering whole position):

$                              of 3.25% Convertible Subordinated Notes due 2026.

By instructing you to tender the amount of Outstanding 3.25% Notes given above, you are authorized to make, on behalf of the undersigned, the representations and warranties contained in the Outstanding 3.25% Letter of Transmittal that are to be made with respect to the undersigned as beneficial owner of the Outstanding 3.25% Notes.

☐	NOT to TENDER any Outstanding 3.25% Notes held by you for the account of the undersigned.

SIGN HERE

Name of beneficial owner(s) (please print):

Signature(s):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date:

Instructions Provided to Registered Holder of Outstanding 8.50% Notes

with Respect to the Outstanding 8.50% Notes Tender Offer

The undersigned acknowledge(s) receipt of this letter and the Offer Documents referred to herein relating to the Company’s Outstanding 8.50% Notes Tender Offer.

This will instruct you, the registered holder, with respect to tendering in the Outstanding 8.50% Notes Tender Offer, the Outstanding 8.50% Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Offer Documents. Note: the amount of Outstanding 8.50% Notes tendered under the Outstanding 8.50% Notes Tender Offer may not exceed the amount of Outstanding 8.50% Notes held for the undersigned’s account.

Please tender the Outstanding 8.50 % Notes held by you for my account as indicated below:

The aggregate principal, or face, amount at maturity of Outstanding 8.50% Notes held by you for the account of the undersigned is (fill in amount):

$                              of 8.50% Convertible Senior Notes due 2026.

The undersigned hereby instructs you (check appropriate box):

☐	To TENDER the following Outstanding 8.50% Notes held by you for the account of the undersigned (insert principal, or face, amount at maturity of Outstanding 8.50% Notes to be tendered (if any)) (must be $1,000 or any integral multiple of $1,000 in excess thereof unless tendering whole position):

$                             of 8.50% Convertible Senior Notes due 2026.

By instructing you to tender the amount of Outstanding 8.50% Notes given above, you are authorized to make, on behalf of the undersigned, the representations and warranties contained in the Outstanding 8.50% Letter of Transmittal that are to be made with respect to the undersigned as beneficial owner of the Outstanding 8.50% Notes.

☐	NOT to TENDER any Outstanding 8.50% Notes held by you for the account of the undersigned.

SIGN HERE

Name of beneficial owner(s) (please print):

Signature(s):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date: